Employment Agreement

Chembio Diagnostics, Inc. and Mark L. Baum

May ___, 2004

Page #

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement"), is effective as of this May 5, 2004 between:

Chembio Diagnostics, Inc. (the “Company”)

3661 Horseblock Road

Medford, New York 11763

Fax (631) 924-6033

and

Mark L. Baum ("Employee")

249 South Highway 101, Suite 432

Solana Beach, California 92075

Fax (858) 523-9619

WITNESSETH

WHEREAS, the Company requires and will continue to require services relating management advisement, strategic planning and marketing in connection with its business, and additional services related to the Company becoming a publicly trading and reporting company; and

WHEREAS, the Company wishes to engage Employee to provide these services and Employee wishes to be employed by the Company regarding the same,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.

APPOINTMENT.

The Company hereby engages Employee and Employee agrees to be employed by the Company upon the terms and conditions hereinafter set forth.

2.

TERM.

The term of this Employment Agreement began as of the date of this Agreement, and shall terminate 270 days thereafter, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3.

SERVICES.

During the term of this Agreement, Employee shall provide advice concerning management, marketing, strategic planning, corporate organization and structure, matters in connection with the operation of the businesses of the Company, advisement on issues confronted by publicly trading and publicly reporting companies, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition.  Employee agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby.

Employment Agreement

Chembio Diagnostics, Inc. and Mark L. Baum

May ___, 2004

Page #

4.

DUTIES OF THE COMPANY.

Employee shall have access on a regular and timely basis to all approved data and information about the Company, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Employee, and the Company shall provide Employee of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.  Employee also shall have access to full and complete copies of all financial reports, all fillings with all federal and state securities agencies, all stockholder reports, any data and information supplied by any financial analyst, and any brochures or other sales materials relating to the Company’s products or services.

5.

COMPENSATION.

a.

400,000 shares of freely tradable common stock ("Stock") which are deemed fully earned as of the date hereof, but which shall not be delivered to Employee until the effective date of the SB-2 referred to below.  The common shares related to the Stock shall be registered on and included in the Form SB-2 registration statement (the “SB-2”) to be filed in connection with the Company’s Series A Convertible Preferred Stock financing.  Upon the effectiveness of the SB-2, the Company shall deliver to Employee four (4) common stock certificates for 100,000 Company common shares each.  The Stock shall be deemed completely earned, due, payable and non-assessable as of the date of the execution of this Agreement.  There shall be no refunds or diminishment of Employee's right to the Stock regardless of any event.

b.

Upon the execution of this Agreement, Employee shall be issued two common stock warrants (hereinafter collectively referred to as "Warrants" and attached hereto as Exhibit "A") which shall entitle Employee the right to purchase for a period of five (5) years after the execution of this Agreement: (i) 425,000 Company common shares for $.60 per share, and (ii) 425,000 Company common shares for $.90 per share.  The shares underlying these Section 5(b) Warrants shall be registered in the SB-2.  Except for the exercise price of the Warrants being tendered to the Company, the Warrants and all of the rights related thereto shall be deemed completely earned, due, payable and non-assessable as of the date of the execution of this Agreement.  There shall be no refunds or diminishment of Employee's right to the Warrants regardless of any event.

c.

Within two days after delivery pursuant to paragraph 5a above of the certificates representing the Stock, Employee shall pay the Company all amounts necessary to cover required tax withholdings and deductions, including the Company’s share of all social security taxes related to Employee’s employment.

6.

REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Employee and acknowledges its awareness that Employee will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions.  Employee, in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.  Employee represents that he has knowledge of and is experienced in providing the aforementioned services.

1.1

COMPLIANCE WITH SECURITIES LAWS.

The Company understands that any and all compensation outlined in Section 5 shall be paid solely and exclusively as consideration for the aforementioned employment duties.  Any monies transferred to Company by Employee to pay for the exercise of Warrants are not made with the intent to provide the Company with capital.  Employee has been engaged to provide the Company with traditional business, management, technical and operational advice, and related business services.  Employee’s engagement does not involve the promotion or marketing of any Company securities, nor does it involve raising money for the Company.

7.

MISCELLANEOUS.

a.

Termination: The Company may terminate this Employment Agreement upon written notice to Employee for any reason which shall be effective five (5) business days from the date of such notice.  This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.  Any termination, regardless of fault or circumstances, shall not diminish Employee's rights to the Stock or Warrants.

b.

Modification: This Employment Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof.  This Employment Agreement may be amended only in writing signed by both Parties.

c.

Notices:

Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

d.

Waiver:

Any waiver by either Party of a breach of any provision of this Employment Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Employment Agreement.  The failure of a Party to insist upon strict adherence to any term of this Employment Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Employment Agreement.

e.

Assignment: Compensation under this Agreement are assignable at the discretion of the Employee.

f.

Severability: If any provision of this Employment Agreement is invalid, illegal, or unenforceable, the balance of this Employment Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g.

Disagreements:  Any dispute or other disagreement arising from or out of this Employment Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

h.

Specific Performance: Employee shall have the right to demand specific performance of the terms, and each of them, of this Agreement.

IN WITNESS WHEREOF, this Employment Agreement has been executed by the Parties as of the date first above written.

Chembio Diagnostics, Inc.

Employee

/s/ Larry Siebert________________

/s/ Mark L. Baum_________________________

Larry Siebert

Mark L. Baum

Chief Executive Officer